UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2005

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane
Westmont, Illinois 60559

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets

On December 30, 2005, SIRVA, Inc. (“SIRVA”) completed the sale (the “Sale”), effective as of December 30, 2005, of its U.S. insurance business and certain ancillary businesses, including all of the issued and outstanding shares of the capital stock of its indirect wholly-owned subsidiaries, Transguard Insurance Company of America, Inc. and Vanguard Insurance Agency, Inc., and all of the issued and outstanding membership interests of its indirect wholly-owned subsidiary, National Association of Independent Truckers, LLC (collectively, the “Business”).  The Sale was completed pursuant to the terms of a purchase agreement, dated September 21, 2005 (the “Purchase Agreement”), among SIRVA, certain of its wholly-owned subsidiaries and IAT Reinsurance Company Ltd., a Bermuda corporation, as buyer.  SIRVA estimates initial proceeds from the Sale to be approximately $72 million, subject to a $16 million holdback and other closing adjustments, including the funding of certain collateral requirements and the settlement of intercompany accounts.  SIRVA will receive an additional payment in 2006 following the completion of an audit of the 2005 financial statements for the Business, when the holdback  (subject to any audit adjustments) will be released and other post-closing adjustments are finalized pursuant to the Purchase Agreement.  Pursuant to the Purchase Agreement, an additional premium of up to $20 million is payable in installments that begin on the 120th day following the second anniversary of the effective date, and continue on each anniversary of such payment for four years thereafter.

SIRVA intends to use the proceeds of the Sale, net of taxes and related expenses, to repay certain of its outstanding indebtedness and for other corporate purposes.  A copy of SIRVA’s press release, dated January 5, 2006, which announced the completion of the Sale, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At the 2005 annual meeting of shareholders of SIRVA, held on December 30, 2005, James W. Rogers announced his resignation as SIRVA’s Chairman of the Board, effective as of December 31, 2005.  Mr. Rogers will continue to serve as a member of SIRVA’s Board of Directors (the “Board”).  Mr. Rogers will be succeeded by John R. Miller, who will become SIRVA’s non-executive Chairman of the Board, effective January 1, 2006.  Mr. Miller has been a member of the Board since December 1, 2005, and currently serves on the Board’s audit committee.

A copy of SIRVA’s press release, dated January 5, 2006, which announced these matters, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(a)          Financial Statements of Business Acquired.

Not applicable.

(b)          Pro Forma Financial Information.

Not applicable.

(c)           Exhibits

99.1	Press release, dated January 5, 2006.
99.2	Press release, dated January 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: January 5, 2006

	By:	/s/ RALPH A. FORD
	Name:	Ralph A. Ford
	Title:	Senior Vice President, General Counsel & Secretary

Exhibit Index

Exhibit	Description

99.1	Press release, dated January 5, 2006.
99.2	Press release, dated January 5, 2006.